UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 14, 2018

TEVA PHARMACEUTICAL INDUSTRIES LIMITED

(Exact Name of registrant as specified in its charter)

Israel	001-16174	Not Applicable
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5 Basel Street

P.O. Box 3190

Petach Tikva 4951033, Israel

(Address of Principal Executive Offices, including Zip Code)

+972-3-914-8171

(Registrant’s Telephone Number, including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 3.03	Material Modification to Rights of Security Holders.

The information set forth under Item 5.03 is incorporated herein by reference.

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

In connection with the conversion of the 7.00% Mandatory Convertible Preferred Shares (the “Preferred Shares”) of Teva Pharmaceutical Industries Limited (the “Company”) into American Depositary Shares (“ADSs”) of the Company, all registered but unissued Preferred Shares will also be converted into Ordinary Shares, NIS 0.10 par value, of the Company, on a one-for-one basis, and following their conversion, no Preferred Shares will remain outstanding.

Upon the conversion of the Preferred Shares, the Company’s Memorandum of Association (the “Memorandum”) and Articles of Association (the “Articles”) will be amended, effective December 17, 2018, to reflect such conversion and the Articles will be amended to remove references to the Preferred Shares, without any further act or approval, as set forth in the Company’s proxy statement dated October 1, 2015 (including the Company’s Articles included as Annex A thereto).

The foregoing description of the Amendment to the Memorandum and the Articles is not complete and is qualified in its entirety by reference to the Amendment to Memorandum, which is filed as Exhibit 3.1 hereto, and the Articles, which is filed as Exhibit 3.2 hereto in marked form showing the amendments described above, and as Exhibit 3.3 hereto in unmarked form, and are incorporated herein by reference.

Item 7.01	Regulation FD Disclosure.

The Mandatory Conversion Date of the Preferred Shares is December 15, 2018. Since the Mandatory Conversion Date is not a business day, the conversion will be processed on the next succeeding business day, December 17, 2018. On the Mandatory Conversion Date, each Preferred Share, unless previously converted, will automatically convert into 16 ADSs. The number of ADSs issuable upon conversion was determined based on the average volume-weighted average price per ADS over the 20 consecutive trading day period (the “Settlement Period”) commencing on and including, the 22nd scheduled trading day immediately preceding the Mandatory Conversion Date, in accordance with the terms of the Preferred Shares. No action by holders of Preferred Shares is required in connection with the mandatory conversion. The Company will pay cash in lieu of any fractional share upon conversion in accordance with the terms of the Company’s Articles.

In addition, the Company will pay all of the accumulated and unpaid dividends on the Preferred Shares (the “Additional Conversion Amount”) in ADSs of the Company. The Additional Conversion Amount is 3.0262 ADSs per Preferred Share.

To pay the Additional Conversion Amount in ADSs, the ADSs were valued at 97% of the average volume-weighted average price per ADS over the five consecutive trading day period on and including the seventh scheduled trading day prior to the Mandatory Conversion Date, which period ended on December 12, 2018, in accordance with the terms of the Preferred Shares (the “Average Price”). No fractional ADSs shall be delivered by the Company to holders of Preferred Shares in payment or partial payment of the Additional Conversion Amount. The Company shall instead pay a cash adjustment to each holder of Preferred Shares that would otherwise be entitled to receive a fraction of an ADS based on the Average Price.

The information contained herein is being furnished pursuant to Item 7.01 of Form 8-K. This information shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

3.1	Amendment to the Memorandum of Association.

3.2	Articles of Association of Teva Pharmaceutical Industries Limited, updated on December 17, 2018, marked for amendments.

3.3	Articles of Association of Teva Pharmaceutical Industries Limited, updated on December 17, 2018.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TEVA PHARMACEUTICAL INDUSTRIES LTD.

By	/s/ Michael McClellan
Name:	Michael McClellan
Title:	Executive Vice President, Chief Financial Officer

Dated: December 14, 2018